EXHIBIT 10.18.3


                                    GUARANTY

      This GUARANTY, dated as of March 10, 2006, is made by AMERICAN HOME MORTGAGE INVESTMENT CORP., a corporation organized under the laws of the State of Maryland ("Guarantor"), in favor of Barclays Bank PLC (the "Buyer").

      As an inducement and in consideration for Buyer to enter into that certain letter agreement, dated as of March 10, 2006 (the "Letter Agreement") by and among American Home Mortgage Acceptance, Inc. ("Seller") and Buyer, to the Master Repurchase Agreement, dated as of March 10, 2006, as amended from time to time (the "Master Repurchase Agreement"; the Master Repurchase Agreement and the Letter Agreement, collectively, the "Agreement"; capitalized terms used herein but not defined herein shall have the meanings given in the Agreement) between Buyer and the Seller, a wholly-owned subsidiary of the Guarantor, the Guarantor hereby unconditionally and irrevocably guarantees the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Seller now or hereafter existing under the Agreement with respect to any and all Transactions for the Mortgage Loans (such obligations being the "Obligations"), and agrees to pay any and all expenses incurred by Buyer in enforcing any rights under this Guaranty. This Guaranty is a guaranty of payment and not of collection. Buyer shall not be required to exhaust any right to remedy or take any action against Seller, any guarantor, any other person, any collateral or any credit support.

      The Guarantor guarantees that the Obligations will be paid or performed strictly in accordance with their terms. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of any defense whatsoever available to Seller or the Guarantor, including, but not limited to, the following: (a) any lack of validity or enforceability or any Obligation or any agreement or instrument related thereto; (b) any change in the time, manner or place of payment or performance of, or in any term of, all or any of the Obligations, or any other amendment or waiver of or any consent to the departure from any Obligation or any agreement or instrument related thereto; (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or (d) any law, regulation or order of any jurisdiction affecting or purporting to affect any terms of any Obligation or of any agreement or instrument relating thereto or any of Buyer's rights with respect thereto (including, without limitation, any stay imposed by the Federal bankruptcy laws).

      This Guaranty is a continuing guaranty and shall remain in full force and effect until the Obligations have been paid in full.

      The Guarantor hereby waives promptness, diligence, notice of acceptance, creation, renewal, extension and any other notice with respect to any of the Obligations or this Guaranty. This Guaranty shall continue to be effective or be reinstated, as the case may be, if any payment of any of the Obligations is rescinded or must otherwise be returned by Buyer upon the insolvency, bankruptcy or reorganization of Seller or otherwise, all as though such payment had not been made.

      The Guarantor hereby expressly waives all set offs and counterclaims and all presentments, demands for payment, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor of this Guaranty, notices of sale, notice of default or nonpayment to or upon the Seller or the Guarantor, surrender or other handling or disposition of assets subject to the Master Repurchase Agreement, any requirement that Buyer exhaust any right, power or remedy or take any action against the Seller or against any assets subject to the Master Repurchase Agreement, and other formalities of any kind.

      Upon the occurrence of any Event of Default, the Guarantor hereby irrevocably authorizes the Buyer at any time and from time to time without notice to the Guarantor, any such notice being expressly waived by the Guarantor, to set off and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Buyer may elect, against and on account of the obligations and liabilities of the Guarantor to the Buyer hereunder, in any currency, whether arising hereunder, under the Master Repurchase Agreement, or other Program Document, as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Buyer shall notify the Guarantor promptly of any such set off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set off and application. The rights of the Buyer under this Section are in addition to other rights and remedies (including, without limitation, other rights of set off) which the Buyer may have herein.

      The Guarantor will not exercise any rights which it may acquire by way of subrogation under this Guaranty, by any payment made hereunder or otherwise, until 91 days following the date which all the Obligations shall have been paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all the Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of Buyer and shall forthwith be paid to Buyer to be applied to the Obligations, whether matured or unmatured, in accordance with the terms of such Obligations and any related agreement or instrument.

      Any and all payments made by the Guarantor hereunder shall be made free and clear of and without deduction from any and all present and future taxes, levies, deductions, charges or withholdings and all liabilities with respect thereof, excluding taxes imposed on Buyer's income and franchise taxes imposed on Buyer by the jurisdiction under which Buyer is organized.

      The Guarantor hereby represents and warrants to the Buyer that this Guaranty has been duly and validly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

      This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Buyer and its successors and assigns. This Guaranty may not be assigned by the Guarantor without the express written consent of the Buyer.


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

      All notices hereunder shall be in writing and sent or delivered:

if to Buyer:

Barclays Bank PLC
c/o Asset Securitization Group
200 Park Avenue
New York, NY  10166
Facsimile:  (212) 412-6846
Attn:  Mary Logan
       Janette Lieu
Email: mary.logan@barcap.com
       janette.lieu@barcap.com

if to the Guarantor:

538 Broadhollow Road
Melville, New York 11747
Attention:  General Counsel

or to either party at such other address(es) as may be specified in a written notice given in accordance herewith.

      THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN CONFLICTS LAWS) OF THE STATE OF NEW YORK.


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

      IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officers as of the date first above written.


                                       AMERICAN HOME MORTGAGE
                                       INVESTMENT CORP.


                                       By:   /s/ Alan B. Horn
                                          --------------------------------------
                                          Name:  Alan B. Horn
                                          Title:  Executive Vice President,
                                                  General Counsel & Secretary


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